UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 26, 2013

LINCOLN ELECTRIC HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Ohio	0-1402	34-1860551
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

22801 St. Clair Avenue

Cleveland, Ohio 44117

(Address of principal executive offices, with zip code)

(216) 481-8100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Phillip J. Mason Elected to the Company’s Board of Directors

On July 26, 2013, the Board of Directors of Lincoln Electric Holdings, Inc. (the “Company”) increased its size from twelve to thirteen members and elected Phillip J. Mason to fill the resulting vacancy. Mr. Mason was elected to the class that will stand for re-election at the Company’s 2014 Annual Meeting of Shareholders. Mr. Mason, 63, is the retired President of the Europe, Middle East, Africa (EMEA) sector of Ecolab, Inc. Mr. Mason was appointed to the Audit and Finance Committees of the Board. A copy of the press release announcing Mr. Mason’s election is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The Board has determined that Mr. Mason is independent under the listing standards of the Nasdaq stock market. There is no arrangement or understanding between Mr. Mason and any other persons pursuant to which Mr. Mason was elected as a director.

Upon his election, Mr. Mason received an award of 582 shares of restricted stock under the Company’s 2006 Stock Plan for Non-Employee Directors. The shares of restricted stock vest in full after three years. The form of the restricted stock agreement was filed as Exhibit 10.35 to the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on February 28, 2011 and is incorporated herein by reference. Mr. Mason will receive additional compensation pursuant to the Company’s non-employee director compensation program, which is described in the Company’s 2013 proxy statement filed with the SEC on March 22, 2013.

The Company has entered into its standard indemnification agreement with Mr. Mason (the “Indemnification Agreement”). The form of the Indemnification Agreement is filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the SEC on February 29, 2012 and is incorporated herein by reference. The Indemnification Agreement supplements the indemnification coverage afforded by the Company’s Amended and Restated Code of Regulations under Ohio law.

Item 8.01.	Other.

On July 26, 2013, the Board of Directors of the Company authorized the Company to establish a new share repurchase program (the “New Program”) under which the Company may purchase up to 15 million of the Company’s common shares. The New Program is in addition to the previous 30 million share repurchase program (the “Existing Program”), which has approximately 2.1 million common shares remaining. The New Program has substantially the same terms as the Existing Program, has no expiration date and is subject to termination or modification by the Board of Directors of the Company at any time. Purchases under the New Program, if any, will be made in the open market or in such other transactions as determined by management. A copy of the press release announcing the establishment of the New Program is attached hereto as Exhibit 99.2 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press release announcing the election of Phillip J. Mason to the Company’s Board of Directors dated July 26, 2013.

99.2	Press release announcing the Company’s New Share Repurchase Program dated July 26, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LINCOLN ELECTRIC HOLDINGS, INC.

Date: July 29, 2013	By:	/s/ Frederick G. Stueber
Frederick G. Stueber
Senior Vice President, General Counsel & Secretary

LINCOLN ELECTRIC HOLDINGS, INC.

INDEX TO EXHIBITS

Exhibit No.	Exhibit Description

99.1	Press release announcing the election of Phillip J. Mason to the Company’s Board of Directors dated July 26, 2013.

99.2	Press release announcing the Company’s New Share Repurchase Program dated July 26, 2013.